Green Brick Partners, Inc. 8-K

Exhibit 10.1

EXECUTION VERSION

U.S. $40,000,000

CREDIT AGREEMENT

Dated as of December 15, 2015

among

GREEN BRICK PARTNERS, INC.
as Borrower

and

THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders

and

CITIBANK, N.A.
as Administrative Agent

and

CITIGROUP GLOBAL MARKETS INC.
as Sole Lead Arranger and Bookrunner

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Computation of Time Periods	27
SECTION 1.03.	Accounting Terms	27
SECTION 1.04.	Terms Generally	27

ARTICLE II

Amounts and Terms of the Advances and Letters of Credit

ARTICLE III

Conditions to Effectiveness and Lending

SECTION 3.01.	Conditions Precedent to Initial Extension of Credit	46
SECTION 3.02.	Conditions Precedent to Each Revolving Credit Borrowing	47

i

ARTICLE IV

Representations and Warranties

ARTICLE V

Affirmative Covenants of the Borrower

ARTICLE VI

Negative Covenants of the Borrower

ii

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	64
SECTION 7.02.	[Reserved]	66

ARTICLE VIII

The Agent

ARTICLE IX

Miscellaneous

iii

Schedules
Schedule I	-	Commitments
Schedule II	-	Existing Liens
Schedule 4.11(a)	-	Subsidiaries
Schedule 4.11(b)	-	Significant Subsidiaries/Guarantors
Schedule 6.03(b)	-	Existing Subsidiary Indebtedness
Schedule 6.05(g)	-	Existing Investments

Exhibits
Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Revolving Credit Borrowing
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Borrowing Base Certificate
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Guaranty
Exhibit G	-	[Reserved]
Exhibit H	-	Form of New Lender Supplement
Exhibit I	-	Form of Tax Compliance Certificates

iv

CREDIT AGREEMENT dated as of December 15, 2015 among GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on Schedule I hereto, and CITIBANK, N.A. (“Citibank”), as agent (the “Agent”) for the Lenders (as hereinafter defined).

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01.

Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to any Person, any Person (a) that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person, or (b) that directly, or indirectly through one or more intermediaries, owns beneficially or of record 10% or more of the Voting Stock of such Person.

“Agent’s Account” means the account of the Agent maintained by the Agent at Citibank at its office at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications or such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

“Anniversary Date” has the meaning specified in Section 2.22(a).

“Annualized Consolidated Interest Incurred” means, as of any date of determination,

(a)

if the most recent fiscal quarter for which the Borrower has filed financial statements with the SEC is the fiscal quarter ended December 31, 2015, the product of Consolidated Interest Incurred for that fiscal quarter multiplied by four;

(b)

if the most recent fiscal quarter for which the Borrower has filed financial statements with the SEC is the fiscal quarter ended March 31, 2016, the product of Consolidated Interest Incurred for the most recent two fiscal quarters multiplied by two;

(c)

if the most recent fiscal quarter for which the Borrower has filed financial statements with the SEC is the fiscal quarter ended June 30, 2016, the product of Consolidated Interest Incurred for the most recent three fiscal quarters multiplied by four-thirds; and

(d)

if the most recent fiscal quarter for which the Borrower has filed financial statements with the SEC is any fiscal quarter subsequent to June 30, 2016, the aggregate amount of Consolidated Interest Incurred for the most recent four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been filed with the SEC.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to any Obligor or any of its respective Subsidiaries from time to time concerning or relating to terrorism or money laundering, including the Patriot Act and the Anti-Terrorism Order.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Approved Fund” means any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Citigroup Global Markets Inc.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent.

“Authorized Financial Officer” means any of the chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of the Borrower.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)

the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

2

(b)

½ of one percent per annum above the Federal Funds Rate; and

(c)

the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day); provided that if One Month LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

“Book Value” means, with respect to any asset, the net book value thereof as included in the Borrower’s most recent Consolidated financial statements delivered pursuant to Section 5.01.

“Borrowing Base” means, as of any date, an amount equal to the sum (without duplication) of the following assets of the Borrower and its Consolidated Subsidiaries (but only to the extent that such assets are not subject to (i) any Liens securing Non-Recourse Indebtedness, Inwood Indebtedness or Indebtedness incurred pursuant to Section 6.03(i) or (ii) any other Lien that is not a Permitted Lien):

(a)

100% of Unrestricted Cash to the extent it exceeds $15,000,000; plus

(b)

subject to the limitations set forth below, 85% of the book value of Model Units; plus

(c)

85% of the book value of Construction in Progress; plus

(d)

85% of the book value of Sold Completed Units; plus

(e)

subject to the limitations set forth below and in Section 6.01(d), 85% of the book value of Speculative Units; plus

(f)

65% of the book value of Finished Lots; plus

(g)

subject to the limitations set forth below, 65% of the book value of Land Under Development; plus

(h)

subject to the limitations set forth below, 50% of the book value of Entitled Land.

3

Notwithstanding the foregoing:

(i)

the advance rate for Speculative Units shall decrease to (A) 65% for any Unit that has been a Speculative Unit for 180 days or more, but less than 360 days and (B) 25% for any Unit that has been a Speculative Unit for 360 days or more;

(ii)

the advance rate for Model Units shall decrease to 0% for any Unit that has been a Model Unit for 180 days or more following the sale of the last production Unit in the applicable project relating to such Model Unit;

(iii)

the Borrowing Base shall not include any book value of Entitled Land to the extent that the inclusion thereof would cause Entitled Land to exceed 25% of the total Borrowing Base; and.

(iv)

the Borrowing Base shall not include any book value of Land Under Development or Entitled Land to the extent that the inclusion thereof would cause Land Under Development and Entitled Land to exceed 50% of the total Borrowing Base.

“Borrowing Base Availability” means, on any date, the lesser of (a) the Revolving Credit Commitments as of such date and (b) the Borrowing Base, as set forth in the most recently delivered Borrowing Base Certificate on or prior to such date minus Borrowing Base Debt as of such date.

“Borrowing Base Certificate” means a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit D.

“Borrowing Base Debt” means, as of the date of determination, Consolidated Debt outstanding at such time minus (a) Subordinated Debt outstanding at such time maturing more than one year after such date of determination (b) Non-Recourse Indebtedness and (c) Inwood Indebtedness in an amount equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the Book Value of the assets securing such Indebtedness.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

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“Capitalized Lease Obligations” means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (i) short-term obligations of, or fully guaranteed by, the United States, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) short term certificates of deposit and time deposits, which mature within ninety (90) days from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000, or are fully insured by the FDIC, and (v) money market funds substantially all the assets of which are described in the preceding clauses.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by a vote of a majority of the directors so nominated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competitor” means any Person that is itself, or is owned or Controlled by a Person that is, (a) a Homebuilder or (b) engaged primarily in the business of investing in distressed real estate and that is not a banking institution, life insurance company or other similar financial institution that ordinarily is engaged in the business of making real estate loans in the ordinary course of business.

5

“Completed Unit” means a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained), or if a notice of completion or certificate of occupancy is not required to be provided to, or issued by, the applicable jurisdiction, respectively, the Unit is otherwise ready for occupancy in accordance with applicable law.

“Compliance Certificate” means a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Debt” means, at any date, without duplication (a) all funded debt of the Borrower and its Subsidiaries determined on a consolidated basis; plus (b) funded debt of joint ventures that are Subsidiaries to the extent there is recourse to the Borrower or any Subsidiary; plus (c) the sum of all reimbursement obligations with respect to drawn letters of credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and, without duplication, the maximum amount available to be drawn under all undrawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case issued for the account of, or guaranteed by, the Borrower or any of its Subsidiaries plus (d) all guarantees of the Borrower or its Subsidiaries of funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, in the case of any Contingent Obligation only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt; and plus (e) all Hedging Obligations of the Borrower and its Subsidiaries (measured at the Hedge Agreement Termination Value); excluding, in each case, Indebtedness of a the Borrower to a Subsidiary or of a Subsidiary to the Borrower or another Subsidiary, but, for the avoidance of doubt, Consolidated Debt will not include Capitalized Lease Obligations or liabilities relating to real estate not owned as determined under GAAP.

“Consolidated EBITDA” means, for any period, (a) the Consolidated Net Income, plus cash distributions received by the Borrower from any Subsidiaries not otherwise included in the determination of such Consolidated Net Income plus (b) to the extent deducted from revenues in determining Consolidated Net Income: (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges, (vi) extraordinary losses, and (vii) loss on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining Consolidated Net Income, non-cash gains and extraordinary gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves and gains on early extinguishment of indebtedness).

6

“Consolidated Interest Expense” means, for any period, the consolidated interest expense and capitalized interest and other charges amortized to cost of sales of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis.

“Consolidated Interest Incurred” means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary) incurred, whether such interest was expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period by the Borrower and its Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations, and (b) all commissions, discounts, and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and Hedging Obligations, in each case to the extent attributable to such period. For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) attributable to the Borrower for such period, determined on a Consolidated basis (for the avoidance of doubt, after net income attributable to noncontrolling interests).

“Consolidated Tangible Net Worth” means, at any date, the Consolidated stockholders equity, less Intangible Assets, of the Borrower on a Consolidated basis (after noncontrolling interests), all determined as of such date.

“Construction in Progress” means Finished Lots (a) for which a final subdivision map has been recorded and (b) upon which construction has commenced, as evidenced by the commencement of excavation for foundations, but has not been completed.

“Contingent Obligation” means, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement.

“Contractual Obligation” means, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

7

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Credit Advances within two Business Days of the date such Revolving Credit Advances were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Credit Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

8

“Dollars” and the “$” sign each means lawful currency of the United States.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Effective Date” means the date on which the conditions precedent set forth in Section 3.01 shall have been satisfied, which date is December 15, 2015.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Eligible Institution approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such consent not to be unreasonably withheld or delayed; provided that it shall not be deemed unreasonable for the Borrower to withhold consent to any assignment that subjects the Borrower to any tax withholding requirement) or (d) any other Person (other than a natural Person) approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval to be in their sole discretion), it being understood that neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee.

“Eligible Institution” means a commercial bank or other financial institution that has (or, in the case of a bank or financial institution that is a Subsidiary, such bank’s or financial institution’s parent has) (a) a rating of its senior debt obligations of not less than Baa1 by Moody’s or BBB+ by S&P and (b) total assets in excess of $10,000,000,000.

“Entitled Land” means land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained (on a final and unconditional basis) from all applicable Governmental Authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the land as a residential housing project and construct Units thereon.

“Environmental Law” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

9

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum equal to the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) applicable to Dollars (rounded upward to the next 1/100th of 1% per annum) appearing on Reuters LIBOR01 Page (or any successor page) at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. Notwithstanding the foregoing, if the Eurodollar Rate would otherwise be less than zero, such Eurodollar Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Eurodollar Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

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“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes (including any Texas margin Taxes), and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Credit Advance or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Revolving Credit Advance or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extending Lender” has the meaning specified in Section 2.22(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation adopted pursuant to such published intergovernmental agreements.

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“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; provided, that at any time when the Federal Funds Rate would otherwise be less than zero, the Federal Funds Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Financial Letter of Credit” means a letter of credit that is not a Performance Letter of Credit.

“Finished Lots” means lots of Entitled Land as to which (a) a final subdivision map has been recorded; (b) all major off-site construction and infrastructure has been completed to local governmental requirements; (c) utilities have been installed to local government requirements; and (d) building permits may be pulled and construction commenced without the satisfaction of any further material conditions.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time that is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the audited financial statements referred to in Section 4.01 affects the calculation of any financial covenant contained herein, (i) the Borrower, the Lenders and the Agent hereby agree to make such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements, and (ii) pending the effectiveness of such amendment, the Borrower shall not be in Default hereunder if, solely as a result of such change in generally accepted accounting principles, the Borrower is not in compliance with any financial covenant contained herein; provided, further, that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect)).

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means the Guaranty to be executed and delivered by each Guarantor, substantially in the form of Exhibit F.

“Guarantors” means (a) each Significant Subsidiary of the Borrower indicated on Schedule 4.11(b) and (b) any Significant Subsidiary that hereafter guarantees the Obligations, subject, in the case of either (a) or (b), to release of an entity as a guarantor as provided in Section 5.07.

“Hazardous Substances” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, and all other substances or wastes regulated pursuant to any Environmental Law.

“Hedge Agreement Termination Value” means, in respect of any one or more Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Obligations (which may include a Lender or any Affiliate of a Lender).

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), (a) under any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transaction, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Homebuilder” means any Person that is listed on the most recent Builder 100 list published by Builder magazine, ranked by revenues or closings (or if such list is no longer published, identified in such other published list or through such other means as is mutually agreed by the Agent and the Borrower) or any Affiliate of such Person.

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“Increased Facility Closing Date” has the meaning specified in Section 2.21.

“Indebtedness” of any Person at any date, means, without duplication, all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, except Liens described in any of clauses (b), (c), (d), (e), (g), (j) or (l) of the definition of “Permitted Liens”, so long as the obligations secured thereby are not more than sixty (60) days delinquent, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit or a reimbursement obligation of such Person with respect thereto, (ix) consisting of Hedging Obligations (measured at the Hedge Agreement Termination Value), (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 9.08.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges and unamortized debt discount, it being understood that deferred tax assets are not intangible assets.

“Interest Coverage Ratio” means, as of any date, for the applicable period of the four quarters then ended, the ratio of (a) Consolidated EBITDA to (b) Annualized Consolidated Interest Incurred.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower requesting such Revolving Credit Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

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(a)

the Borrower may not select any Interest Period that ends after the latest Termination Date;

(b)

Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

(c)

whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)

whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Investment” means (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance, extension of credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the amount of any Investment outstanding at any time shall be the original cost of such Investment reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or any Subsidiary in respect of such Investment.

“Inwood Indebtedness” means all Indebtedness incurred by the Borrower under the Loan Agreement dated July 30, 2015, among the Borrower, the guarantor party thereto and Inwood National Bank, a national banking association, as lender.

“Inwood Replacement Assets” means assets securing Inwood Indebtedness in replacement of assets sold or otherwise disposed of by the Borrower or a Subsidiary, which sold or otherwise disposed of assets were previously securing Inwood Indebtedness; provided that an Authorized Financial Officer of the Borrower shall have determined in good faith that such Inwood Replacement Assets have a substantially comparable value to the sold or otherwise disposed of assets that were previously securing Inwood Indebtedness.

“IP Rights” has the meaning specified in Section 4.17.

“IRS” means the United States Internal Revenue Service.

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“Land Under Development” means Entitled Land upon which a final subdivision map has been recorded and upon which construction of improvements has commenced and is being diligently pursued but has not be completed.

“Lenders” means each Initial Lender, each New Lender that shall become a party hereto pursuant to Section 2.21 or Section 2.22 and each Person that shall become a party hereto pursuant to Section 9.07.

“Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Debt to (b) Consolidated Tangible Net Worth.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).  For the avoidance of doubt, a restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.

“Loan Document” means this Agreement, each Guaranty, each Guaranty Supplement, if any, and each Note, if any.

“Loan Parties” means, as of any date, collectively, the Borrower and the Guarantors. A “Loan Party” shall mean the Borrower or any Guarantor, individually.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform their payment or other material obligations under any Loan Document; or (c) the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any material obligations of the Borrower or any other Loan Party under any Loan Document to which it is a party or the rights and remedies of the Agent or the Lenders thereunder.

“Moody’s” means Moody’s Investors Service, Inc.

“Model Unit” means a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Lender” has the meaning specified in Section 2.21.

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“New Lender Supplement” has the meaning specified in Section 2.21.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.22(b).

“Non-Recourse Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries for which its liability is limited to the Real Estate Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Subsidiary that holds title to Real Estate Inventory, liability of that Subsidiary and liabilities secured by a pledge of the equity interests of such Subsidiary (if such Real Estate Inventory constitutes all or substantially all the assets of such Subsidiary)).

“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower.

“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“Obligations” means all advances to, and debts, liabilities and obligations of, the Borrower and the Guarantors arising under any Loan Document or otherwise with respect to any Revolving Credit Borrowing, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OECD” means the Organization of Economic Cooperation and Development.

“Off-Balance Sheet Liabilities” means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

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“One Month LIBOR” has the meaning specified in the definition of Base Rate.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Revolving Credit Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Outstanding Amount” means, as of any date, the aggregate principal amount of Revolving Credit Advances outstanding after giving effect to any Revolving Credit Borrowings, repayments and prepayments on such date.

“Participant” has the meaning specified in Section 9.07(d).

“Participant Register” has the meaning specified in Section 9.07(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and Section 412 of the Code in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

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“Performance Letter of Credit” means any letter of credit issued (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds; or (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred.

“Permitted Investments” means (a) readily marketable, direct, full faith and credit obligations of the United States, or obligations guaranteed by the full faith and credit of the United States, maturing within not more than eighteen (18) months from the date of acquisition; (b) short term certificates of deposit and time deposits that mature within eighteen (18) months from the date of issuance and which are maintained with a Lender or a domestic commercial bank having capital and surplus in excess of $100,000,000 or which are fully insured by the FDIC; (c) commercial paper or master notes maturing in 365 days or less from the date of issuance rated either “P-1” by Moody’s or “A” by S&P; (d) debt instruments of a domestic issuer that mature in one (1) year or less and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (e) demand deposit accounts that are maintained in the ordinary course of business; (f) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P and which mature in one (1) year or less; (g) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having one (1) of the two (2) highest ratings obtainable from any two of S&P, Moody’s or Fitch, Inc. (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); (h) investment grade bonds, other than domestic corporate bonds issued by the Borrower or any of its Affiliates, maturing no more than seven (7) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S&P, Moody’s or Fitch, Inc. (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); and (i) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in clauses (a) through (h) above.

“Permitted Liens” means

(a)

Liens existing on the date of this Agreement and described on Schedule II hereto (including Liens on assets identified on such Schedule II hereto securing Inwood Indebtedness);

(b)

Liens imposed by governmental authorities for Taxes not yet due or subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

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(c)

statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of not more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

(d)

Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)

easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing or community development bonds, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the real estate subject thereto (as such real estate is used by the Borrower or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)

Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default hereunder with respect thereto;

(g)

pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation and deposits securing liability to insurance carriers under insurance arrangements;

(h)

Liens securing Indebtedness of a Person existing at the time such Person becomes a Loan Party or Subsidiary as a result of the acquisition of the equity of such Person, or the merger of such Person with or into the Borrower or any of its Subsidiaries, and Liens on assets or properties at the time of acquisition thereof, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;

(i)

Liens securing Non-Recourse Indebtedness of the Borrower and its Subsidiaries;

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(j)

Liens securing obligations of the Borrower or any of its Subsidiaries to any third party in connection with (i) Profit and Participation Agreements, (ii) any option or right of first refusal to purchase real property or marketing deed of trust granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower or any of its Subsidiaries or relates to the coordinated marketing and promotion by the master developer, or (iii) joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting the Borrower’s or any of its Subsidiaries’ property and property belonging to such third parties, in each case entered into in the ordinary course of the Borrower’s or such Subsidiary’s business;

(k)

Liens securing Indebtedness incurred to refinance any Indebtedness (including Inwood Indebtedness) that was previously so secured by a Lien and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced, provided such refinancing Indebtedness is otherwise permitted under this Agreement) upon terms and conditions substantially similar to the terms of the Lien securing such refinanced Indebtedness immediately prior to it having been so refinanced;

(l)

Liens securing Hedging Obligations arising in the ordinary course of business of the Borrower or any of its Subsidiaries and not for speculative purposes;

(m)

Liens arising from vexatious, frivolous or meritless claims, suits, action or filings, or other similar bad faith actions, taken by a Person not an Affiliate of the Borrower; provided that the Borrower or a Subsidiary, as applicable, is disputing such Lien in good faith and by appropriate proceedings;

(n)

Liens securing obligations of the Borrower or any of its Subsidiaries arising in connection with letters of credit or letter of credit facilities;

(o)

Liens on leases of Model Units and rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning the real property;

(p)

Liens securing Capital Lease Obligations incurred in the ordinary course of business;

(q)

Liens incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attached to such goods or assets;

(r)

Liens in favor of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposits with or in possession of such banks, other than relating to Indebtedness;

(s)

Liens on assets of a Subsidiary, if the Subsidiary has been (x) acquired after the date of this Agreement or (y) formed to acquire assets after the date of this Agreement, which Liens secure Indebtedness incurred by such Subsidiary pursuant to Section 6.03(i);

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(t)

Liens on Inwood Replacement Assets securing Inwood Indebtedness; provided that no such Lien shall be granted upon any Inwood Replacement Assets if, upon the grant of such Lien, Borrowing Base Debt would exceed the Borrowing Base; and

(u)

other Liens securing Indebtedness or other obligations; provided that the sum, without duplication, of (i) the aggregate principal amount of outstanding Indebtedness incurred pursuant to Section 6.03(j) and (ii) the aggregate principal amount of outstanding obligations secured by Liens incurred pursuant to this clause (u) shall not at any time exceed $25,000,000.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Profit and Participation Agreement” means an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.

“Ratable Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 7.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 7.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).

“Raw Land – Entitled” means land not under development which is Entitled Land.

“Raw Land – Unentitled” means land not under development which is not Entitled Land but which the Borrower in its reasonable commercial judgment believes it will be able to develop as residential property for its own use and not to be held speculatively.

“Real Estate Inventory” means Construction in Progress, Completed Units (including Sold Units, Model Units and Speculative Units), Finished Lots, Land Under Development, Raw Land – Entitled and Raw Land – Unentitled.

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“Recent Balance Sheet” has the meaning specified in Section 4.07.

“Recipient” means (a) the Agent and (b) any Lender, as applicable.

“Register” has the meaning specified in Section 9.07(c).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System (or any successor) as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System (or any successor) as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments. The Revolving Credit Advances and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payments” means, with respect to any Person, any dividend (other than dividends payable solely in the form of common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Person or any of its Subsidiaries, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries.

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“Revolving Credit Advance” means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders.

“Revolving Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Revolving Credit Commitment”, (b) if such Lender has become a Lender hereunder pursuant to a New Lender Supplement, the Dollar amount set forth in such New Lender Supplement or (c) if such Lender has entered into an Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), in each case as such amount may be reduced or increased pursuant to the terms of this Agreement.

“Revolving Credit Facility” means an amount equal to the aggregate amount of all Revolving Credit Commitments.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Financial, Inc.

“Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securities Act” has the meaning specified in Section 5.01(e).

“Senior Officer” means the chief executive officer, chief financial officer, general counsel or treasurer of the Borrower.

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“Significant Subsidiary” means any wholly-owned Subsidiary of the Borrower that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act, substituting 5% for 10% in all cases.

“Speculative Unit” means any Completed Unit that is neither a Sold Unit nor a Model Unit.

“Speculative Unit Inventory Test” has the meaning specified in Section 6.01(d).

“Sold” means, with respect to any item of Real Estate Inventory, that (a) a third party purchase contract has been executed for such item of Real Estate Inventory; (b) the third party purchaser for such item of Real Estate Inventory has made a cash deposit for such item; and (c) such third party purchaser’s obligation to purchase such item of Real Estate Inventory pursuant to such third party purchase contract is not subject to any contingencies other than the contingency that it shall have obtained mortgage financing or that it shall have sold other identified property.

“Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) such person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds), and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Subordinated Debt” means any Indebtedness of the Borrower or any other Loan Party that is subordinated to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Agent.

“Subsidiary” means, as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which (i) more than (50%) of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (ii) the management and operations are otherwise controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and whose financial results are Consolidated with the results of such Person and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof).

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) December 14, 2018, subject to the extension thereof pursuant to Section 2.22 and (b) the date of termination in whole of the Revolving Credit Commitments pursuant of the terms of this Agreement; provided, however, that the Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.22 shall be the Termination Date in effect immediately prior to the applicable Anniversary Date for all purposes of this Agreement.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the aggregate principal amount of all Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.

“United States” or “U.S.” means the United States of America.

“Unit” means a single family residential housing unit available for sale.

“Unit Closing” means a closing of the sale of a Unit by the Borrower or any of its Subsidiaries to a bona fide purchaser for value.

“Unsold” means, with respect to any item of Real Estate Inventory, that such item of Real Estate Inventory is not Sold.

“Unrestricted Cash” means cash and Cash Equivalents of the Borrower and its Subsidiaries that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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“Withholding Agents” means the Borrower and the Agent.

“Voting Stock” with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

SECTION 1.02.

Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03.

Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 1.04.

Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Amounts and Terms of the Advances and Letters of Credit

SECTION 2.01.

The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances denominated in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an amount not to exceed such Lender’s Unused Commitment. Each Revolving Credit Borrowing shall be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

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SECTION 2.02.

Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or (y) 1:00 P.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be electronic mail or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent’s address referred to in Section 9.02.

(b)

[Reserved].

(c)

Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $3,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten (10) separate Revolving Credit Borrowings.

(d)

Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

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(e)

Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

(f)

The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

SECTION 2.03.

[Reserved].

SECTION 2.04.

Fees. (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender’s Unused Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the New Lender Supplement or in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender at a rate per annum equal to 0.45%, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2015, and on the Termination Date applicable to such Lender.

(b)

[Reserved].

(c)

Agent’s Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

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SECTION 2.05.

Termination or Reduction of the Commitments.
The Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

SECTION 2.06.

Repayment of Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Revolving Credit Advances made by such Lender and then outstanding.

SECTION 2.07.

Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to it and owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)

Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) 1.50%, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)

Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) 2.50%, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b)

Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 7.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Revolving Credit Advances pursuant to Section 7.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

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SECTION 2.08.

Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).

(b)

If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Revolving Credit Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Revolving Credit Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Revolving Credit Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Revolving Credit Advances or (y) Convert such Revolving Credit Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(c)

If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Revolving Credit Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(d)

On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Revolving Credit Advances shall automatically Convert into Base Rate Advances.

(e)

Upon the occurrence and during the continuance of any Event of Default (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended.

(f)

If Reuters LIBOR01 Page is unavailable for any Eurodollar Rate Advances,

(i)

the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

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(ii)

each such Revolving Credit Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and or if such Revolving Credit Advance is then a Base Rate Advance, will continue as a Base Rate Advance, and

(iii)

the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.09.

Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Credit Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

SECTION 2.10.

Prepayments of Revolving Credit Advances.
(a) Optional. The Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 2:00 P.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay, without penalty, the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(f).

(b)

Mandatory. (i) If, on any date, the Outstanding Amount exceeds the Borrowing Base Availability, the Borrower shall, on such date, prepay the outstanding principal amount of any Revolving Credit Advances in an aggregate amount sufficient to reduce such Outstanding Amount to an amount not to exceed 100% of the Borrowing Base Availability.

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(ii)

Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders.

SECTION 2.11.

Increased Costs. (a) If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)

subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)

impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Revolving Credit Advance or of maintaining its obligation to make any such Revolving Credit Advance, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)

Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Revolving Credit Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)

Certificates for Reimbursement. A certificate of a Lender (i) setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and delivered to the Borrower and (ii) providing reasonable details of the event or events giving rise to the claim or claims for additional payment, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)

Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.12.

Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.13.

Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any New Lender becoming a Lender hereunder as a result of an increase in the Revolving Credit Commitments pursuant to Section 2.21 or an extension of the Revolving Credit Commitments pursuant to Section 2.22 and upon the Agent’s receipt of such Lender’s New Lender Supplement and recording of the information contained therein in the Register, from and after the applicable Increased Facility Closing Date or extension date, as applicable, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the New Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

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(b)

The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.

(c)

All computations of interest based on Citibank’s base rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or One Month LIBOR and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)

Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)

Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

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SECTION 2.14.

Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)

Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)

Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)

Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)

Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

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(f)

Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, prior to the date on which such Lender becomes a Lender under this Agreement and at the any other time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)

Without limiting the generality of the foregoing,

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)

executed originals of IRS Form W-8ECI;

(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

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(D)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)

Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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SECTION 2.15.

Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Credit Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Credit Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Advances and other amounts owing them; provided that:

(i)

if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)

the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.16.

Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

(b)

The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Revolving Credit Borrowing made hereunder, the Type of Revolving Credit Advances comprising such Revolving Credit Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each New Lender Supplement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

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(c)

Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.17.

Use of Proceeds. The proceeds of the Revolving Credit Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital and general corporate purposes, including acquisitions, of the Borrower and its Subsidiaries.

SECTION 2.18.

Mitigation Obligations; Replacement of Lenders.
(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)

Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or if any Lender is a Defaulting Lender, a Non-Extending Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

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(i)

the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 9.07;

(ii)

such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.04(f)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)

in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)

such assignment does not conflict with applicable law; and

(v)

in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.

[Reserved].

SECTION 2.20.

Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)

Voting. Such Defaulting Lender shall not be entitled to vote on any matter requiring the consent or approval of all Lenders or the Required Lenders, and the Revolving Credit Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.01); provided that (a) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently from other affected Lenders shall require the consent of such Defaulting Lender and (b) the Revolving Credit Commitment of such Defaulting Lender may not be increased without the consent of such Defaulting Lender, the Agent and the Borrower; provided that any payments made with respect to such increase in such Revolving Credit Commitment shall not be subject to Section 9.05 with respect to any Defaulting Lender.

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(ii)

Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Revolving Credit Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Revolving Credit Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Revolving Credit Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Credit Advances of Defaulting Lender until such time as all Revolving Credit Advances are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the Revolving Credit Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)

Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)

Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Advances to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments under the Revolving Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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SECTION 2.21.

Increase in the Aggregate Revolving Credit Commitments. The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Revolving Credit Commitments by up to $35,000,000 to an aggregate principal amount not to exceed $75,000,000 by requesting the existing Lenders or new lenders to commit to any such increase; provided that (i) no Lender shall be required to commit to any such increase, (ii) no such increase shall become effective unless at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower is in compliance with the financial covenants set forth in Section 6.01(a), (b) and (c), (C) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (D) the Agent shall have received a certificate from the Borrower to the effect of (A), (B) and (C) of clause (ii) and (iii) no new lender shall become a Lender pursuant to this Section 2.21 unless such lender is an Eligible Assignee and the Agent shall have given its prior written consent, which consent shall not be unreasonably withheld. The Borrower shall be entitled to pay upfront or other fees to such lenders who extend credit pursuant to this Section 2.21 as the Borrower and such lenders may agree. Such increases in the Revolving Credit Commitments shall become effective on the date (each such date, an “Increased Facility Closing Date”) specified in an activation notice delivered to the Agent no less than 10 Business Days prior to effective date of such notice specifying the amount of the increase and the effective date thereof. Each new lender that provides any part of any such increase in the Revolving Credit Commitments (each such new lender and each new lender that shall become a party hereto in accordance with Section 2.22, a “New Lender”) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit H, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Unless otherwise agreed by the Agent, on each Increased Facility Closing Date, the Borrower shall receive Revolving Credit Advances under the relevant increased Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Revolving Credit Advance which would then have been outstanding from such Lender if (x) each such Type had been borrowed or effected on such Increased Facility Closing Date and (y) the aggregate amount of each such Type requested to be so borrowed or effected had been proportionately increased, and, if applicable in connection with such increased Revolving Credit Commitments, the Borrower shall pay all amounts due under Section 9.05(f).

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SECTION 2.22.

Extension of Termination Date. (a) Requests for Extension. The Borrower may, by notice to the Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to each anniversary of the Effective Date (the “Anniversary Date”), request that each Lender extend such Lender’s Termination Date for an additional one year from the Termination Date then in effect with respect to such Lender.

(b)

Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not later than the date (the “Notice Date”) that is 20 days prior to such Anniversary Date, advise the Agent whether or not such Lender agrees to such extension (each such Lender that agrees to such extension, an “Extending Lender” and each Lender that determines not to extend its Termination Date, a “Non-Extending Lender”) and any Lender that does not so advise the Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)

Notification by Agent. The Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)

Additional Commitment Lenders. The Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (as a New Lender) with the approval of the Agent (which approval shall not be unreasonably withheld), each of which New Lenders shall have entered into an New Lender Supplement pursuant to which such New Lender shall, effective as of the applicable Anniversary Date, undertake a Revolving Credit Commitment (and, if any such New Lender is already a Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date).

(e)

Minimum Extension Requirement. If (and only if) the total of the Revolving Credit Commitments of the Lenders that have agreed so to extend their Termination Date and the additional Revolving Credit Commitments of the New Lenders shall be more than 60% (if there are at that time one or two Lenders) or 66-2/3% (if there are at that time three or more Lenders) of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of such Anniversary Date, the Termination Date of each Extending Lender and of each New Lender shall be extended to the date falling one year after the Termination Date in effect for such Lenders (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each New Lender shall thereupon become a “Lender” for all purposes of this Agreement.

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(f)

Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless on the Notice Date and on the Anniversary Date:

(x)

no Default shall have occurred and be continuing on such date and after giving effect to such extension; and

(y)

the representations and warranties contained in this Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date of such extension and after giving effect to such extension, as though made on and as of such date.

ARTICLE III

Conditions to Effectiveness and Lending

SECTION 3.01.

Conditions Precedent to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

(a)

The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) required to be paid on or prior to the Effective Date.

(b)

On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i)

The representations and warranties contained in Article IV are true and correct on and as of the Effective Date, and

(ii)

No event has occurred and is continuing that constitutes a Default.

(c)

The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

(i)

This Agreement, executed and delivered by the Borrower and each Lender listed on Schedule I.

(ii)

The Guaranty, executed and delivered by each Guarantor listed on Schedule 4.11(b).

(iii)

The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

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(iv)

Certified copies of the resolutions of the Board of Directors (or its equivalent) of each Loan Party approving each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

(v)

Certified copies of the charter and by-laws (or equivalent) for each Loan Party, together with good standing certificates (or equivalent) for each Loan Party from the jurisdiction in which each respective Loan Party is incorporated, formed or organized;

(vi)

A certificate of the Secretary or an Assistant Secretary of the Borrower and of a manager of each Guarantor certifying the names and true signatures of the officers or managers, as applicable, of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder.

(vii)

A favorable opinion of Musgrove Law Firm, P.C., counsel for the Loan Parties, as to such matters as the Agent may reasonably request.

(viii)

A favorable opinion of Morris, Manning & Martin, LLP, Georgia local counsel for the Loan Parties, as to such matters as the Agent may reasonably request.

(d)

The Lenders shall have received the financial statements referred to in Section 4.01, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from the financial statements previously provided to the Lenders.

(e)

Delivery of a Compliance Certificate and a Borrowing Base Certificate, in each case, as of the Effective Date.

(f)

Since December 31, 2014, there shall not have been any material adverse change in the financial condition of the Borrower and its Subsidiaries, taken as a whole.

(g)

The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 3.02.

Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Revolving Credit Borrowing such statements are true):

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(i)

the representations and warranties contained in Article IV are correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii)

no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

(iii)

the Outstanding Amount, after giving effect to such Revolving Credit Borrowing, shall not exceed the Borrowing Base Availability; and

(iv)

the Agent shall have received a Notice of Revolving Credit Borrowing pursuant to Section 2.02(a).

ARTICLE IV

Representations and Warranties

The Borrower represents and warrants to the Lenders as follows:

SECTION 4.01.

Financial Statements. The Borrower has furnished to the Initial Lenders a copy of the Report on Form 10-K of the Borrower and its Subsidiaries for the period ended December 31, 2014, and the Report on Form 10-Q of the Borrower and its Subsidiaries for the period ended September 30, 2015; it being understood that such Reports filed with or furnished to the SEC by the Borrower (and which are available online on the SEC website, SEC.gov) shall be deemed to have been so provided by the Borrower. The financial statements and the notes thereto included in such Form 10-K and Form 10-Q fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the period then ended, all in conformity with GAAP.

SECTION 4.02.

No Material Adverse Change. There has been no material adverse change in the financial condition of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2014.

SECTION 4.03.

Organization, Powers and Capital Stock. Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of any such failures as would not have a Material Adverse Effect.

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SECTION 4.04.

Authorization and Validity of This Agreement; Consents, Etc. (a) Each of the Loan Parties has the power and authority to execute, deliver and perform each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound, except in each case where such violation, conflict or breach could not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of Loan Document has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b)

Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound.

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(c)

No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K with the SEC) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of the Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.

SECTION 4.05.

Compliance with Laws and Other Requirements. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state or local health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

SECTION 4.06.

Litigation. Except as disclosed in the Borrower’s Current Reports on Form 8-K, quarterly reports on Form 10-Q or Annual Reports on Form 10-K prior to the date hereof, there is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect.

SECTION 4.07.

Title to Properties. Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Estate Inventory owned by it (excluding any defects in title that do not interfere in any material respects with its ability to conduct its business as currently conducted or to utilize the property for its intended purpose), and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Estate Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Estate Inventory, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Estate Inventory or in title insurance binders issued with respect to the Real Estate Inventory (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Estate Inventory), and (ii) as reflected in the Recent Balance Sheet.

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SECTION 4.08.

Tax Liability. There have been filed all federal, state and local tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all Taxes on any assessment received by any of them, to the extent that those Taxes have become due, except for (a) Taxes for which the amount or validity are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves or (b) Taxes the failure to pay would not reasonable be expected to result in a Material Adverse Effect.

SECTION 4.09.

Regulations U and X; Investment Company Act. (a) Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge, or other restriction hereunder.

(b)

No part of the proceeds of any of the Revolving Credit Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. No part of the proceeds of the Revolving Credit Advances will be used for any purpose that violates the provisions of Regulation X.

(c)

Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10.

ERISA Compliance. (a) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(b)

Except as has not resulted, or could not reasonably be expected to result, in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably expected to result in a Material Adverse Effect; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

SECTION 4.11.

Subsidiaries; Joint Ventures. As of the date of this Agreement, (a) Schedule 4.11(a) contains a complete and accurate list of all Subsidiaries of the Borrower (including any joint venture that is a Subsidiary of the Borrower), together with, with respect to each Subsidiary, (i) its state of incorporation, formation or organization and (ii) the Borrower’s direct or indirect ownership percentage interest therein and (b) Schedule 4.11(b) contains a complete and accurate list of all Significant Subsidiaries of the Borrower. All the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens.

SECTION 4.12.

Environmental Compliance. To the best knowledge of the Borrower, no Hazardous Substances in material violation of any Environmental Laws are present upon any of the Real Estate Inventory owned by any of the Borrower or any of its Subsidiaries or any Real Estate Inventory which is encumbered by any mortgage held by any of the Borrower or any of its Subsidiaries, and neither of the Borrower nor any of its Subsidiaries has received any notice to the effect that any of the Real Estate Inventory owned by any of the Borrower or any of its Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment, which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect.

SECTION 4.13.

No Misrepresentation. No representation or warranty by any Loan Party made under this Agreement and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

SECTION 4.14.

Solvent. The Borrower and its Subsidiaries on a consolidated basis are Solvent.

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SECTION 4.15.

Insurance. The properties of the Borrower and its Subsidiaries are insured with reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate.

SECTION 4.16.

[Reserved].

SECTION 4.17.

Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the current operation of their respective businesses, to the knowledge of the Borrower, without conflict with the rights of any other Person, except to the extent that such failure to own or obtain such rights could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.18.

Anti-Corruption Laws; Anti-Terrorism Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with laws generally, including Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective officers or, to the knowledge of the Borrower, any of their respective directors or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Revolving Credit Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

ARTICLE V

Affirmative Covenants of the Borrower

So long as any Revolving Credit Advance shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will:

SECTION 5.01.

Reporting Requirements. Maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Agent (for prompt distribution by the Agent to Lenders):

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(a)

as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that fiscal year and the related Consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Grant Thornton LLP or another firm of independent certified public accountants of similar recognized standing selected by the Borrower (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants); the financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(b)

as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that quarter, and the related Consolidated statement of operations and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(c)

concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default arising under Section 6.01 has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice President and an Authorized Financial Officer of the Borrower to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Default, or if such Default has occurred, specifying the facts with respect thereto;

(d)

within 90 days after the beginning of each fiscal year of the Borrower (commencing with the end of the fiscal year ending December 31, 2015), a projection, in reasonable detail and in form and substance satisfactory to the Agent, on a quarterly basis, of the earnings, cash flow and covenant calculations (with assumptions for all of the foregoing) of the Borrower and its Subsidiaries for that fiscal year;

(e)

promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and registration statements that the Borrower may file or is required to file under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act; the reports, proxy statements, registration statements and financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under these reporting requirements;

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(f)

the following reports: within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending March 31, 2016 and fiscal year ending December 31, 2015), the Borrowing Base Certificate and Compliance Certificate in reasonable detail, with calculations indicating whether the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants in Section 6.01 and with the provisions of Section 6.05(m), and the reports furnished pursuant to this subsection (f) shall each be certified to be true and correct in all material respects by an Authorized Financial Officer of the Borrower;

(g)

as soon as possible and in any event within 10 days after a Senior Officer of the Borrower knows that any Reportable Event has occurred with respect to any Pension Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(h)

as soon as possible and in any event within 10 days after receipt thereof by a Senior Officer of the Borrower, a copy of (i) any written notice or claim to the effect that any of the Borrower or of its Subsidiaries is or may be liable to any Person as a result of the release by any of the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by any of the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect; and

(i)

such supplements to the aforementioned documents and additional information and reports as the Agent or any Lender may from time to time reasonably require.

SECTION 5.02.

Payment of Taxes and Other Potential Liens. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 5.02 if any Loan Party shall fail to pay any such tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided and for which the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.03.

Preservation of Existence. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit (a) a Loan Party from merging into or consolidating with any other Loan Party or any other Subsidiary of the Borrower; provided (i) the Borrower is the surviving entity in the case of a merger involving the Borrower and (ii) the surviving entity in the case of a merger involving a Loan Party and a Subsidiary that is not a Loan Party is, or upon such merger becomes, a Loan Party or (b) a Subsidiary that is not a Loan Party from merging into or consolidating with any other Subsidiary that is not a Loan Party. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, however, that nothing herein shall prevent the termination or existence (corporate or otherwise) of any Subsidiary which in the reasonable judgment of management of the Borrower is no longer necessary or desirable. The primary business of the Borrower and its Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.

SECTION 5.04.

Maintenance of Properties. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law, in each case, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Upon the request of the Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.

SECTION 5.05.

Maintaining Records; Access to Premises and Books. Keep proper corporate books and financial records with full, true and correct entries in all material respects in conformity with GAAP and, at all reasonable times and as often as any Lender may reasonably request, at the cost of such Lender (unless a Default has occurred and is continuing), permit authorized representatives and agents (including accountants) designated by that Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers; provided that, except to the extent that a Default has occurred and is continuing, none of the foregoing shall unreasonably interfere with the normal business operations of the Borrower or any of its Subsidiaries and that the Lenders shall engage in any such inspections on a cooperative basis.

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SECTION 5.06.

Notices. Give prompt written notice to the Agent of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any federal or state court or before any Governmental Authority, which could reasonably be expected to be determined adversely against such Loan Party and, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Loan Party, and (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect on any Loan Party or result in an ERISA Event or an Event of Default.

SECTION 5.07.

Addition and Removal of Guarantors. (a) Promptly secure the execution and delivery of the Guaranty (or a Supplemental Guaranty) to the Agent for the benefit of the Lenders from each Significant Subsidiary, whether now existing or formed and organized after the date hereof, if such Significant Subsidiary is a wholly-owned Subsidiary of the Borrower; provided that notwithstanding anything to the contrary herein, none of the following Significant Subsidiaries shall be required to execute or deliver a Guaranty (or a Supplemental Guaranty) or to become a Guarantor: (i) any Significant Subsidiary hereafter formed or organized if federal or state regulatory requirements prohibit such Significant Subsidiary from being a Guarantor or (ii) any Significant Subsidiary as may be agreed by the Required Lenders. Each such Significant Subsidiary (other than the Significant Subsidiaries referenced in clauses (i) and (ii) of the immediately foregoing sentence) that does not deliver the Guaranty on the Effective Date shall execute and deliver a Guaranty Supplement within 30 days after it meets the criteria set forth in the preceding sentence. Concurrently with the execution and delivery by such a Significant Subsidiary of a Guaranty Supplement, the Borrower will deliver to the Agent such legal opinions and evidence of corporate or other action and authority in respect thereof as shall be reasonably requested by the Agent.

(b)

In the event that any Guarantor ceases to be a wholly-owned Subsidiary of the Borrower or ceases to be engaged in the active conduct of business, the Borrower may request the release of such Guarantor form its obligations under its Guaranty and, provided no Default exists, the Agent shall deliver to the Borrower a written release of such Guarantor from its obligations under the Guaranty and shall so notify the Lenders.

(c)

The Borrower shall not cause or permit the voting securities or other ownership interests of any wholly-owned Subsidiary to be less than 100% owned and controlled, directly or indirectly, by the Borrower except for a legitimate business purpose unrelated to whether such Subsidiary is required to be a Guarantor hereunder.

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SECTION 5.08.

Compliance with Laws and Other Requirements. Promptly and fully comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, in each case, the violation of which could have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

SECTION 5.09.

Use of Proceeds. Use and cause to be used the proceeds of the Revolving Credit Advances for working capital and general corporate purposes, including acquisitions. The Borrower will not request any Revolving Credit Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees, and shall use reasonable efforts so that their agents, shall not use, the proceeds of any Revolving Credit Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

Negative Covenants of the Borrower

So long as any Revolving Credit Advance shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder:

SECTION 6.01.

Financial Condition Covenants. The Borrower shall not,

(a)

Maximum Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2015, permit the Leverage Ratio to exceed 1.00:1.00.

(b)

Minimum Interest Coverage. As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2015, fail to maintain an Interest Coverage Ratio greater than 2.00:1.00.

(c)

Minimum Net Worth Test. As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2015, fail to maintain Consolidated Tangible Net Worth of at least (a) $250,000,000 plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income, if positive, of the Borrower and its Subsidiaries from and after January 1, 2016, plus (ii) 50% of the net cash proceeds from any equity offerings of the Borrower completed after the date hereof.

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(d)

Speculative Unit Inventory Test. As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2015, permit the aggregate number of Speculative Units owned by the Borrower or any of its Subsidiaries to exceed the greater of (i) 50% of the number of Unit Closings during the preceding twelve months and (ii) 100% of the number of Unit Closings during the preceding six months (the “Speculative Unit Inventory Test”). A failure to comply with the Speculative Unit Inventory Test shall not be a Default, but there shall be excluded from the Borrowing Base, as of the last day of the quarter in which such non-compliance occurs, any excess Speculative Units.

SECTION 6.02.

Liens and Encumbrances. The Borrower shall not, nor shall it permit any of its Subsidiaries to, grant or suffer or permit to exist any Liens, other than Permitted Liens, on any of its rights, properties or assets.

SECTION 6.03.

Subsidiary Indebtedness. The Borrower shall not permit any Subsidiary (other than a Subsidiary that is a Loan Party) to create, incur, assume or permit to exist any Indebtedness, except:

(a)

Indebtedness created under the Loan Documents;

(b)

Indebtedness existing on the date hereof and set forth on Schedule 6.03(b) (including, without limitation, the Inwood Indebtedness), and any extensions, renewals and refinancings of any such Indebtedness that do not increase the outstanding principal amount thereof except by an amount no greater than accrued and unpaid interest with respect to such Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing;

(c)

Indebtedness owed to the Borrower or any Subsidiary; provided that such Indebtedness shall not have been transferred or assigned to any Person other than the Borrower or any Subsidiary;

(d)

guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that, in the case of any such guarantee of Indebtedness of the Borrower or any Loan Party, such Subsidiary shall have become a Loan Party hereunder;

(e)

Indebtedness of any Person existing at the time such Person becomes a Loan Party or Subsidiary or is merged with or into the Borrower or any of its Subsidiaries, provided that such Indebtedness was in existence prior to the date of such acquisition, merger or consolidation, and was not incurred in anticipation thereof, and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof except by an amount no greater than accrued and unpaid interest with respect to such obligations and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing;

(f)

Non-Recourse Indebtedness;

(g)

Hedging Obligations arising in the ordinary course of business and not for speculative purposes;

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(h)

Capital Lease Obligations incurred in the ordinary course of business;

(i)

Indebtedness of a Subsidiary, if (i) the Subsidiary has been (x) acquired after the date of this Agreement or (y) formed to acquire assets after the date of this Agreement and (ii) the proceeds of such Indebtedness are used by such Subsidiary to finance the construction of Real Estate Inventory; provided that (i) the aggregate principal amount of Indebtedness incurred by any such Subsidiary pursuant to this Section 6.03(i) shall not exceed the Consolidated Tangible Net Worth of such Subsidiary at the time of incurrence of such Indebtedness and (ii) the aggregate principal amount of outstanding Indebtedness incurred pursuant to this Section 6.03(i) shall not at any time exceed $35,000,000; and

(j)

other Indebtedness; provided that the sum, without duplication, of (i) the aggregate principal amount of outstanding Indebtedness incurred pursuant to this Section 6.03(j) and (ii) the aggregate principal amount of outstanding obligations secured by Liens incurred pursuant to clause (u) of the definition of Permitted Liens shall not at any time exceed $25,000,000.

SECTION 6.04.

Limitation on Fundamental Changes; Asset Sales. (a) The Borrower shall not, nor shall it permit any of its Subsidiaries to, do any of the following:

(i)

sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any portion of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries (taken as a whole on a Consolidated basis) except for (A) the sale of inventory in the ordinary course of business and (B) other dispositions, sales, or assignments of properties, provided that the fair value of such dispositions, sales or transfers pursuant to this clause (b) in any fiscal quarter does not exceed 15% of Consolidated Tangible Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements are available);

(ii)

merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, except (i) any Person may merge with the Borrower, provided that the Borrower shall be the continuing or surviving person and (ii) any Person may merge with a Subsidiary, provided that such Subsidiary shall be the continuing or surviving person or the continuing or surviving Person becomes a Subsidiary upon such merger hereunder and, in each case, the transaction represents an acquisition permitted under Section 6.04(b);

(iii)

dissolve, liquidate or wind up its business by operation of law or otherwise; or

(iv)

distribute to the stockholders of the Borrower any Capital Stock of any Subsidiary that is a Guarantor;

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provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.

(b)

The Borrower shall not, nor shall it permit any of its Subsidiaries to, acquire another Person unless (i) the primary business of such Person is engaging in homebuilding, multi-family, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof, (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such acquisition and (iii) no Default or Event of Default exists or would result from such acquisition.

Nothing contained in this Section 6.04, however, shall restrict any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.

SECTION 6.05.

Permitted Investments. The Borrower shall not, nor shall it permit any Subsidiary to, make any Investment or otherwise acquire any interest in any Person, except:

(a)

Investments in or loans or advances to (i) the Borrower, (ii) in any wholly-owned Guarantor, and (iii) any Subsidiary (or, unless prohibited by Section 6.04(b), an entity that will become a Subsidiary as a result of such Investment);

(b)

Investments in Cash Equivalents and Permitted Investments;

(c)

receivables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business;

(d)

lease, utility and other similar deposits in the ordinary course of business;

(e)

Investments made by the Borrower for consideration consisting only of Capital Stock of the Borrower;

(f)

guarantees of performance obligations in the ordinary course of business;

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(g)

Investments outstanding on the Effective Date, as set forth on Schedule 6.05(g);

(h)

Investments permitted by Section 6.04(b);

(i)

Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;

(j)

Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(k)

Investments or securities received in settlement of debts owing to the Borrower or any Subsidiary in the ordinary course of business;

(l)

loans to employees, agents, customers or suppliers in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding;

(m)

Investments, other than those permitted by subsections (a) through (l) above, in Persons that are in the business of homebuilding, multi-family, land acquisition, land development, mortgage origination, mortgage banking, loan servicing, providing title, or in businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding 15 % of Consolidated Tangible Net Worth at the time of such Investment; and

(n)

other Investments in the aggregate amount not to exceed $20,000,000 at any time outstanding.

SECTION 6.06.

No Margin Stock. The Borrower shall not use or permit to be used any of the proceeds of the Revolving Credit Advances to purchase or carry any “margin stock” (as defined in Regulation U).

SECTION 6.07.

Burdensome Agreements. The Borrower shall not enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (b) of any Subsidiary to guarantee the Indebtedness of the Borrower or (c) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that the foregoing shall not apply to (i) restrictions imposed by law or this Agreement, (ii) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person, (iv) with respect to clause (c), customary provisions in leases restricting the assignment thereof, (v) customary restrictions contained in the definitive documents for secured Indebtedness permitted pursuant to this Agreement so long as such restrictions apply only to the Subsidiaries that are party to such agreement and the assets that are collateral for such Indebtedness and (vi) customary restrictions contained in the definitive documents for Indebtedness permitted pursuant to this Agreement so long as such restrictions are not more restrictive than those contained in the Loan Documents.

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SECTION 6.08.

Prepayment of Indebtedness. If a Default has occurred and is continuing or an acceleration of the indebtedness under this Agreement has occurred, the Borrower shall not voluntarily prepay, or permit any Guarantor voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between the Borrower and such Lender, (b) Indebtedness that ranks pari passu with the indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise and (c) Indebtedness that is exchanged for, or converted into, Capital Stock (or securities to acquire Capital Stock) of any Loan Party.

SECTION 6.09.

Transactions with Affiliates. The Borrower shall not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Subsidiary to do any of the foregoing), except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s, or a Loan Party’s or a Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower, such Loan Party or such Subsidiary than the Borrower, such Loan Party or such Subsidiary would obtain in a comparable arms’-length transaction, (b) transactions between the Borrower and/or its Subsidiaries, (c) salary, bonuses, equity compensation and other compensation arrangements and indemnification arrangements with directors or officers consistent with past practices or current market practices, (d) Investments permitted under Section 6.05, and (e) transactions otherwise expressly permitted under this Agreement.

SECTION 6.10.

Anti Corruption Laws; Anti-Terrorism Laws; Sanctions. The Borrower will not request any Revolving Credit Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Revolving Credit Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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SECTION 6.11.

Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided that (a) any Subsidiary may declare and make Restricted Payments ratably to its equity holders, (b) the Borrower or any Subsidiary may make Restricted Payments to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and (c) the Borrower or any Subsidiary may make other Restricted Payments so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Leverage Ratio, both before and after giving effect to such Restricted Payment, would not exceed 0.75:1.00.

ARTICLE VII

Events of Default

SECTION 7.01.

Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)

The Borrower shall fail to pay any principal of any Revolving Credit Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Revolving Credit Advance or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or

(b)

Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate or document furnished by it, on or after the Effective Date, under this Agreement or any such other Loan Document shall prove to be incorrect, in any material respect, on the date when made; or

(c)

(i) The Borrower shall default in the observance or performance of any covenant contained in Section 5.03, 5.05, 5.06 or 5.09, or Article VI, or (ii) the Borrower shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.01), and such default shall continue unremedied for a period of thirty (30) days; or

(d)

with respect to any Indebtedness (including any Contingent Obligation, but excluding the Loans, any other Indebtedness under any of the Loan Documents and any Non-Recourse Indebtedness) the aggregate outstanding principal amount of which is greater than $15,000,000 (“Material Indebtedness”): (i) any Loan Party shall (1) default in making any payment of any principal of any Material Indebtedness beyond any applicable period of grace, (2) default in making any payment of any interest on any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (3) default in the observance or performance of any other material agreement or condition relating to any Material Indebtedness, or any other event shall occur or condition exist, the effect of which (after giving effect to any applicable grace or cure period) is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Contingent Obligation) to become payable or (ii) any Material Indebtedness shall be required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof as a result of any contingent event or condition related to the creditworthiness, financial performance or ownership of any Loan Party; or

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(e)

(i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or

(f)

(i) An ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s) or (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, which could reasonably be expected to result in a Material Adverse Effect; or

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(g)

One or more final non-appealable judgments or decrees (excluding any judgments or decrees covered by insurance by a solvent and unaffiliated insurer that has not disputed coverage, other than pursuant to a reservation of rights letter) shall be entered against any Loan Party, which have not have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, involving in the aggregate a liability of more than $15,000,000; or

(h)

Any Loan Party shall be found liable under a final non-appealable judgment or decree for (A) the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (B) any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or

(i)

the guarantee contained in Section 1 of the Guaranty shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert (excluding release of any Loan Party in accordance with the Loan Documents); or

(j)

there shall occur any Change of Control of the Borrower;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Revolving Credit Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Revolving Credit Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Revolving Credit Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Revolving Credit Advances shall automatically be terminated and (B) the Revolving Credit Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 7.02.

[Reserved].

ARTICLE VIII

The Agent

SECTION 8.01.

Authorization and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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SECTION 8.02.

Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.

Duties of Agent; Exculpatory Provisions. (a) The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i)

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

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(b)

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Lender.

(c)

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 8.04.

Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Credit Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Credit Advance. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.

Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Facility as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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SECTION 8.06.

Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)

If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder (except that in the case of any collateral security held by the Agent on behalf of the Lenders hereunder, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

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SECTION 8.07.

Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.

No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers nor the syndication agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

SECTION 8.09.

Releases of Guaranties. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.01) to take any action requested by Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.01, provided that releases of Guarantors must comply with Section 5.07 unless otherwise consented to by the Lenders in accordance with Section 9.01.

ARTICLE IX

Miscellaneous

SECTION 9.01.

Amendments, Etc. (a) Except as provided in Sections 2.21 and 2.22, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (iii) amend this Section 9.01; and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i)  increase or extend the Revolving Credit Commitment of such Lender, (ii) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder or (iv) release all or substantially all of the Guarantors from their obligations under the Guaranty; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

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SECTION 9.02.

Notices, Etc. (a) Notices Generally. Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or facsimile as follows:

(i)

if to the Borrower, to the Borrower at 2805 North Dallas Parkway, Suite 400, Plano, Texas 75093, Attention of James R. Brickman and Rick Costello (Emails: jim@greenbrickpartners.com; Rick@greenbrickpartners.com), with a copy to Brian Mier, Esq. (Facsimile No. 972-619-6291; Email: bmier@mierlaw.com);

(ii)

if to the Agent, to Citibank at Building #3, 1615 Brett Road, New Castle, Delaware 19720, Attention of Bank Loan Syndications (Facsimile No. (212) 994-0961; Email: GLAgentOfficeOps@citi.com; Email: oploanswebadmin@citi.com (for materials required to be delivered pursuant to Section 5.01(a)-(g));

(iii)

if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)

Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)

Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)

Platform. (i) Each party hereto agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). Nothing in this Section 9.02(d) shall prejudice the right of the Agent to make the Communications available to the Lenders in any other manner specified in this Agreement.

(ii)

The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(iii)

Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address.

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SECTION 9.03.

No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.

Costs and Expenses. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent, the Arranger and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Agent or the Arranger) in connection with the syndication of the Revolving Credit Facility prior to the date of this Agreement, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Agent, the Arranger or any Lender (including the fees, charges and disbursements of any counsel for the Agent, the Arranger or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Credit Advances made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Credit Advances.

(b)

Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof), the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Revolving Credit Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability imposed under Environmental Law in connection with the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c)

Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the Arranger or any Related Party thereof, each Lender severally agrees to pay to the Agent (or any such sub-agent), the Arranger or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate principal amount of the Revolving Credit Advances) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the Arranger in its capacity as such, or against any Related Party of the foregoing acting for the Agent (or any such sub-agent) or Arranger in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.02(f).

(d)

Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Credit Advance, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)

Payments. All amounts due under this Section shall be payable promptly after demand therefor. Each such demand shall be accompanied by an invoice in reasonable detail or other reasonable detail of the basis for such requested amount.

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(f)

Breakage. If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Revolving Credit Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Revolving Credit Advances pursuant to Section 7.01 or for any other reason, or if any such payment is made by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Revolving Credit Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 2.18(b) or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Revolving Credit Advance.

(g)

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 9.05.

Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Revolving Credit Advances owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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SECTION 9.06.

Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any other attempted assignment or transfer by any party hereto shall be null and void).

SECTION 9.07.

Assignments and Participations. (a) Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 9.07, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 9.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 9.07 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)

Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and/or the Revolving Credit Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)

in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Credit Advances outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $3,000,000 and increments of $1,000,000 in excess thereof, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)

Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Advance or the Revolving Credit Commitment assigned.

(iii)

Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section or the definition of Eligible Assignee.

(iv)

Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)

No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Competitor.

(vi)

No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)

Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Credit Advances in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.14 and 9.04 and remain liable under Section 9.04(e) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)

Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Revolving Credit Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower s Affiliates or any Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Revolving Credit Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.04(d) with respect to any payments made by such Lender to its Participant(s).

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement that requires such Lender’s consent and directly affects the Participant; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in 9.01(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.11, 9.04(f) and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Credit Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)

Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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SECTION 9.08.

Confidentiality. Each of the Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any credit insurance provider or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Revolving Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.09.

Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

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SECTION 9.10.

Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.11.

Jurisdiction, Etc. (a) Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b)

Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)

Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.12.

Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

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SECTION 9.13.

Other Relationships; No Fiduciary Duty. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent and each Lender to enter into or maintain business relationships with the Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement and the other Loan Documents. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their respective Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any advisory, equitable or fiduciary duties on the part of the Agent, any Lender or any of their respective Affiliates, and no such duties will be deemed to have arisen in connection with any such transactions or communications. The Borrower also hereby agrees that none of the Agent, any Lender or any of their respective Affiliates have advised and are advising the Borrower as to any legal, accounting, regulatory or tax matters, and that the Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.

SECTION 9.14.

Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.

82

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
Name: James R. Brickman
Title: Chief Executive Officer

[Signature Page to Green Brick Credit Agreement]

CITIBANK, N.A., as Agent

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Green Brick Credit Agreement]

Initial Lenders

CITIBANK, N.A.
By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Green Brick Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Bill O’Daly
Name: BILL O’DALY
Title: AUTHORIZED SIGNATORY

By:	/s/ D. Andrew Maletta
Name: D. ANDREW MALETTA
Title: AUTHORIZED SIGNATORY

[Signature Page to Green Brick Credit Agreement]

SCHEDULE I

Green Brick Partners, Inc.

CREDIT AGREEMENT

COMMITMENTS

Name of Initial Lenders	Revolving Credit Commitment
Citibank, N.A.	$25,000,000
Credit Suisse AG, Cayman Islands Branch	$15,000,000
Total:	$40,000,000

SCHEDULE II

Green Brick Partners, Inc.

CREDIT AGREEMENT

EXISTING LIENS

(1)

All Liens specified on Schedule 6.03(b) or otherwise securing the Indebtedness described on Schedule 6.03(b).

(2)

All Liens securing the Inwood Indebtedness, including the following:

(a)

Deed of Trust and Security Agreement granted by JBGL Chateau, LLC, for the benefit of Inwood National Bank, a national banking association, recorded in Denton County, Texas;

(b)

Deed of Trust and Security Agreement granted by JBGL Exchange, LLC, for the benefit of Inwood National Bank, a national banking association, recorded in Denton County, Texas;

(c)

Deed of Trust and Security Agreement granted by JBGL Mustang, LLC, for the benefit of Inwood National Bank, a national banking association, recorded in Denton County, Texas; and

(d)

Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing granted by Johns Creek 206, LLC, to Inwood National Bank, a national banking association, recorded in Fulton County, Georgia.

SCHEDULE 4.11(a)

Green Brick Partners, Inc.

CREDIT AGREEMENT

SUBSIDIARIES

	Entity	Ownership	Interest	State
1	BFE Holdings, LLC	BioFuel Energy, LLC	100%	Delaware
2	BFE Operating Company, LLC	BFE Holdings, LLC	100%	Delaware
3	BioFuel Energy, LLC	Green Brick Partners, Inc.	100%	Delaware
4	Buffalo Lake Energy, LLC	BFE Operating Company, LLC	100%	Delaware
5	CB JENI - Brick Row Townhomes, LLC	CB JENI Homes DFW LLC	100%	Texas
6	CB JENI - Chase Oaks Village II, LLC	CB JENI Homes DFW LLC	100%	Texas
7	CB JENI - Hemingway Court, LLC	CB JENI Homes DFW LLC	100%	Texas
8	CB JENI - Lake Vista Coppell, LLC	CB JENI Homes DFW LLC	100%	Texas
9	CB JENI - Settlement at Craig Ranch, LLC	CB JENI Homes DFW LLC	100%	Texas
10	CB JENI Acquisitions, LLC	CB JENI Homes DFW LLC	100%	Texas
11	CB JENI Berkshire Place LLC	CB JENI Homes DFW LLC	100%	Texas
12	CB JENI Grand Park, LLC	CB JENI Homes DFW LLC	100%	Texas
13	CB JENI Homes DFW LLC	JBGL Ownership LLC	50%	Texas
		BHCP Homes, LLC	25%	Texas
		BHCP Family Trust	25%	Texas
14	CB JENI Hometown, LLC	CB JENI Homes DFW LLC	100%	Texas
15	CB JENI Management, LLC	CB JENI Homes DFW LLC	100%	Texas
16	CB JENI Mustang Park LLC	CB JENI Homes DFW LLC	100%	Texas
17	CB JENI Pecan Park, LLC	CB JENI Homes DFW LLC	100%	Texas
18	CB JENI Raiford Crossing, LLC	CB JENI Homes DFW LLC	100%	Texas
19	CB JENI Stacy Crossing, LLC	CB JENI Homes DFW LLC	100%	Texas
20	CB JENI Viridian, LLC	CB JENI Homes DFW LLC	100%	Texas
21	Centre Commercial Construction, LLC	Centre Living Homes, LLC	100%	Texas
22	Centre Living Homes, LLC	JBGL Ownership LLC	50%	Texas
23	Gilman Trail Energy, LLC	BioFuel Energy, LLC	100%	Delaware
24	Green Brick Title, LLC	Green Brick Partners, Inc.	100%	Texas
25	JBGL 21 TPG EM, LLC	JBGL Builder Finance LLC	100%	Georgia

26	JBGL A&A, LLC	JBGL Builder Finance LLC	89.19%	Georgia
		MCWP, LLC	11.81%	Georgia
27	JBGL Atlanta Development 2014, LLC	JBGL Builder Finance LLC	100%	Georgia
28	JBGL Atlanta Development, LLC	JBGL Builder Finance LLC	100%	Georgia
29	JBGL Avignon, LLC	JBGL Builder Finance LLC	100%	Texas
30	JBGL BF Development, LLC	JBGL Builder Finance LLC	100%	Texas
31	JBGL Builder Finance LLC	Green Brick Partners, Inc.	100%	Texas
32	JBGL Castle Pines Management, LLC	Green Brick Partners, Inc.	100%	Texas
33	JBGL Castle Pines, LP	Green Brick Partners, Inc.	100%	Texas
34	JBGL Chamdun, LLC	JBGL Builder Finance LLC	100%	Georgia
35	JBGL Chateau, LLC	Green Brick Partners, Inc.	100%	Texas
36	JBGL Exchange, LLC	Green Brick Partners, Inc.	100%	Texas
37	JBGL Hawthorne, LLC	Green Brick Partners, Inc.	100%	Texas
38	JBGL HH, LLC	JBGL Builder Finance LLC	100%	Texas
39	JBGL Highlands Land, LLC	JBGL Builder Finance LLC	100%	Georgia
40	JBGL Highlands Lender, LLC	JBGL Builder Finance LLC	100%	Georgia
41	JBGL Inwood LLC	Green Brick Partners, Inc.	100%	Texas
42	JBGL Jamestown, LLC	JBGL Builder Finance LLC	100%	Georgia
43	JBGL Kittyhawk, LLC	Green Brick Partners, Inc.	100%	Texas
44	JBGL Lakeside, LLC	Green Brick Partners, Inc.	100%	Texas
45	JBGL Land Fund, LLC	JBGL Builder Finance LLC	50%	Georgia
		MCWP, LLC	50%	Georgia
46	JBGL Model Fund 1, LLC	JBGL Builder Finance LLC	100%	Texas
47	JBGL Mustang LLC	Green Brick Partners, Inc.	100%	Texas
48	JBGL Ownership LLC	JBGL Builder Finance LLC	100%	Delaware
49	JBGL Vista, LLC	JBGL Builder Finance LLC	100%	Texas
50	JBGL Willow Crest LLC	Green Brick Partners, Inc.	100%	Texas
51	Johns Creek 206, LLC	JBGL Builder Finance LLC	100%	Georgia
52	Normandy Homes - Alto Vista Irving, LLC	CB JENI Homes DFW LLC	100%	Texas
53	Normandy Homes Cottonwood Crossing, LLC	CB JENI Homes DFW LLC	100%	Texas
54	Normandy Homes Cypress Meadows, LLC	CB JENI Homes DFW LLC	100%	Texas
55	Normandy Homes Grand Park, LLC	CB JENI Homes DFW LLC	100%	Texas
56	Normandy Homes Lake Vista Coppell, LLC	CB JENI Homes DFW LLC	100%	Texas

57	Normandy Homes Lakeside, LLC	CB JENI Homes DFW LLC	100%	Texas
58	Normandy Homes Mustang Park, LLC	CB JENI Homes DFW LLC	100%	Texas
59	Normandy Homes Pecan Creek, LLC	CB JENI Homes DFW LLC	100%	Texas
60	Normandy Homes Viridian, LLC	CB JENI Homes DFW LLC	100%	Texas
61	Normandy Homes Twin Creeks, LLC	CB JENI Homes DFW LLC	100%	Texas
62	Normandy Homes, LLC	CB JENI Homes DFW LLC	100%	Texas
63	Oregon Trail Energy, LLC	BioFuel Energy, LLC	100%	Delaware
64	Pioneer Trail Energy, LLC	BFE Operating Company, LLC	100%	Delaware
65	Providence Luxury Homes, L.L.C.	The Providence Group of Georgia, L.L.C.	80%	Georgia
		Henderson & Adams Fine Homebuilding, L.L.C.	20%	Georgia
66	Southgate Homes - Suburban Living, LLC	Southgate Homes DFW LLC	100%	Texas
67	Southgate Homes DFW LLC	JBGL Ownership LLC	50%	Texas
		James Millard Hankla, Jr.	50%	Texas
68	Southgate Homes - Austin Waters, LLC	Southgate Homes DFW LLC	100%	Texas
69	Southgate Homes - Angel Field, LLC	Southgate Homes DFW LLC	100%	Texas
70	Southgate Homes - Canals, LLC	Southgate Homes DFW LLC	100%	Texas
71	The Providence Group & Associates, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
72	The Providence Group at Jamestown II, L.L.C.	JBGL Builder Finance LLC	100%	Georgia
73	The Providence Group of Florida, L.L.C.	JBGL Ownership LLC	50%	Florida
		TPG Consulting, L.L.C.	50%	Florida
74	The Providence Group of Georgia Custom Homes, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
75	The Providence Group of Georgia, L.L.C.	JBGL Ownership LLC	50%	Georgia
		TPG Investment Trust	50%	Georgia
76	The Providence Group Realty, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
77	TPG Development, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
78	TPG Homes at Abberley, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
79	TPG Homes at Bellmoore, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia

80	TPG Homes at Crabapple, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
81	TPG Homes at Highlands, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
82	TPG Homes at Jamestown, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
83	TPG Homes at LaVista Walk, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
84	TPG Homes at Three Bridges, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
85	TPG Homes at Whitfield Parc, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
86	TPG Homes of Florida, L.L.C.	The Providence Group of Florida, L.L.C.	100%	Florida
87	TPG Homes, L.L.C.	The Providence Group of Georgia, L.L.C.	100%	Georgia
88	Wagon Wheel Energy, LLC	BioFuel Energy, LLC	100%	Delaware

SCHEDULE 4.11(b)

Green Brick Partners, Inc.

CREDIT AGREEMENT

SIGNIFICANT SUBSIDIARIES/GUARANTORS

BioFuel Energy, LLC

CB JENI Homes DFW LLC

JBGL Atlanta Development, LLC

JBGL Builder Finance LLC

JBGL Chateau, LLC

JBGL Exchange LLC

JBGL Hawthorne, LLC

JBGL Jamestown, LLC

JBGL Kittyhawk, LLC

JBGL Mustang LLC

Johns Creek 206, LLC

The Providence Group of Georgia, L.L.C.

TPG Homes at Jamestown, L.L.C.

TPG Homes at Three Bridges, L.L.C.

The Providence Group of Georgia Custom Homes, L.L.C.

CB Jeni Berkshire Place LLC

JBGL Ownership LLC

SCHEDULE 6.03(b)

Green Brick Partners, Inc.

CREDIT AGREEMENT

EXISTING SUBSIDIARY INDEBTEDNESS

(1)     On December 13, 2013, a subsidiary of JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies (collectively, “Builder Finance”), and JBGL Capital Companies (“Capital”), a combined group of commonly managed limited liability companies and partnerships (collectively with Builder Finance, “JBGL”), signed a promissory note for $9 million maturing at December 13, 2017, bearing interest at 6.0% per annum and collateralized by land purchased in Allen, Texas. Accrued interest at September 30, 2015 was $0.

(2)     On May 22, 2015, a subsidiary of JBGL signed a promissory note for $1.0 million maturing on May 22, 2016, bearing interest at 3.5% per annum collateralized by land located in Allen, TX.

(3)     Subsidiaries of the Borrower purchased lots under various agreements from unrelated third parties. The sellers of these lots have subordinated a percentage of the lot purchase price to various construction loans of subsidiaries of the Company’s construction loans. Notes were signed in relation to the subordination bearing interest at between 8.0% and 14.0%, collateralized by liens on the homes built on each lot. The sellers will release their lien upon payment of principle plus accrued interest at the closing of each individual home to a third party buyer.

(4)     The Inwood Indebtedness.

SCHEDULE 6.05(g)

Green Brick Partners, Inc.

CREDIT AGREEMENT

EXISTING INVESTMENTS

NONE

FINAL VERSION

EXHIBIT A - FORM OF

PROMISSORY NOTE

U.S.$_______________                                                                                                      Dated: _______________, 20__

FOR VALUE RECEIVED, the undersigned, Green Brick Partners, Inc., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________ (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of December 15, 2015 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lenders and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance are payable in lawful money of the United States to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

GREEN BRICK PARTNERS, INC.

By:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT B - FORM OF NOTICE OF

REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
1615 Brett Road, Building #3
New Castle, Delaware 19720

[Date]

Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, Green Brick Partners, Inc., refers to the Credit Agreement, dated as of December 15, 2015 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)      The Business Day of the Proposed Revolving Credit Borrowing is _______________, 20__.

(ii)     The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii)    The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

[(iv)  The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A)    the representations and warranties contained in Article IV of the Credit Agreement are correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; [and]

(B)    no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default[.][; and]

(c)     the Amount Outstanding, after giving effect to Proposed Revolving Credit Borrowing, does not exceed the Borrowing Base Availability.

Very truly yours,

GREEN BRICK PARTNERS, INC.

By:
Title:

EXHIBIT C - FORM OF

ASSIGNMENT AND ASSUMPTION

Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1     For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2     For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3     Select as appropriate.

4     Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Green Brick Partners, Inc.

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of December 15, 2015 among Green Brick Partners, Inc., the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Advances for all Lenders[8]	Amount of Commitment/ Advances Assigned[8]	Percentage Assigned of Commitment/Advances[9]	CUSIP Number

			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ______________][10]

5     List each Assignor, as appropriate.

6     List each Assignor, as appropriate.

7     Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,”)

8     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9     Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

10   To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]13 Accepted:

11   Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12   Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

13    To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

4

[Consented to:]14

[NAME OF RELEVANT PARTY]

By:
Title:

14   To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) it is not a Competitor (as defined in the Credit Agreement); and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

6

EXHIBIT D - FORM OF
BORROWING BASE CERTIFICATE

Form of Borrowing Base Certificate

[LETTERHEAD OF GREEN BRICK PARTNERS, INC.]

[                 ], 20[   ]

CITIBANK, N.A., Agent
Building #3, 1615 Brett Road
New Castle, Delaware 19720

Ladies/Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to [Section 3.01(e)] [Section 5.01(f)] of the Credit Agreement, dated as of December 15, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders from time to time party thereto, and CITIBANK, N.A., as agent.

1.	[Name of officer signing on behalf of the Borrower] is a duly elected, qualified and acting Authorized Financial Officer of the Borrower.

2.	The Borrowing Base and the components thereof as set forth on Attachment 1 are accurate and complete as of [ , 20 ].

[Signature page follows.]

IN WITNESS WHEREOF, I have hereunto executed this Borrowing Base Certificate this [      ] day of [ ,            20   ] in my capacity as an Authorized Financial Officer of the Borrower and not in my individual capacity.

by

Name:
Title:

ATTACHMENT 1
TO EXHIBIT D

Borrowing Base Compliance Calculations

[Attach supporting calculations for Borrowing Base in reasonable detail]

EXHIBIT E - FORM OF
COMPLIANCE CERTIFICATE

Form of Compliance Certificate

[LETTERHEAD OF GREEN BRICK PARTNERS, INC.]

This Compliance Certificate is delivered to you by the Borrower pursuant to [Section 3.01(e)] [Section 5.01(f)] of the Credit Agreement, dated as of December 15, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among GREEN BRICK PARTNERS, INC., a Delaware corporation (“the Borrower”), the banks, financial institutions and other institutional lenders from time to time party thereto, and CITIBANK, N.A., as agent. This Compliance Certificate relates to the accounting period ending [ , 20 ]. I, the undersigned, on behalf of the Borrower, do certify on behalf of the Borrower that:

1.     I am (a) the Chief Executive Officer, President or an Executive Vice President of the Borrower or (b) an Authorized Financial Officer of the Borrower.

2.    I have reviewed and am familiar with the contents of this Compliance Certificate.

3.    I, on behalf of the Borrower, have read the Credit Agreement and have made or caused to be made under my supervision an examination in sufficient detail to make an informed statement of the transactions and condition of the Loan Parties and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default [(except as set forth on Attachment 3)]15.

4.   Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.01 of the Credit Agreement as of the accounting period set forth above.

[Signature page follows.]

15   To include if applicable.

IN WITNESS WHEREOF, I have hereunto executed this Compliance Certificate this [       ] day of [      , 20   ] in my capacity as Chief Executive Officer, President, an Executive Vice President or an Authorized Financial Officer of the Borrower and not in my individual capacity.

by

Name:
Title:

by

Name:
Title:

ATTACHMENT 1
TO EXHIBIT E

Financial Statements

[See Attached.]

ATTACHMENT 2
TO EXHIBIT E

Compliance with Financial Covenants

[See Attached.]

[ATTACHMENT 3
TO EXHIBIT E

Defaults and Events of Default]16

16   To include if applicable.

EXHIBIT F - FORM OF

GUARANTY

GUARANTEE AGREEMENT

dated as of

December 15, 2015

among

GREEN BRICK PARTNERS, INC.

Certain Subsidiaries of GREEN BRICK PARTNERS, INC.,

from time to time party hereto

and

CITIBANK, N.A.,

as Agent

GUARANTEE AGREEMENT dated as of 15, 2015 (this “Agreement”), among GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto and CITIBANK, N.A., as agent (in such capacity, the “Agent”) for the benefit of the Guaranteed Parties (as defined herein).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of December 15, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks, financial institutions and other institutional lenders from time to time party thereto (the “Lenders”) and the Agent.

The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor (such term having the meaning given to it in Article I). Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, and in consideration of credit previously extended thereunder.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.     Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement.

(b)  The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agent” shall have the meaning assigned to such term in the preamble.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Guaranteed Parties” shall mean (a) the Lenders, (b) the Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and assigns of each of the foregoing.

 2

“Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Guaranteed Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any other Guaranteed Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Guaranteed Party in favor of the Borrower or any other Person.

 3

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Agent or any other Guaranteed Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Agent or any other Guaranteed Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, (v) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof, or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Agent and the other Guaranteed Parties may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense arising out of any such election, even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any other Guaranteed Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

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SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any other Guaranteed Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to, or to it by, the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that unless an Event of Default shall have occurred and be continuing and the Agent shall have given the Borrower notice directing the Borrower and the Guarantors to discontinue such payments, the Borrower and the Guarantors may repay and incur such Indebtedness and other monetary obligations pursuant to the terms thereof and to the extent permitted under the Credit Agreement.

 5

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.02 of the Credit Agreement.

SECTION 4.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 4.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such Loan Party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Agent and the other Guaranteed Parties and their respective permitted successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer by any Loan Party shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Fees and Expenses; Indemnification. (a) The parties hereto agree that the Agent and the Arranger shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.04 of the Credit Agreement.

6

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Agent, the Arranger and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related reasonable and documented out of pocket expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that (i) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee and (ii) absent an actual or perceived conflict of interest, the Guarantors shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all Indemnitees and (iii) if an actual or perceived conflict of interest shall exist, the Guarantors shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all similarly situated Indemnitees. To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereby. The provisions of this Section 4.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Guaranteed Party. All amounts due under this Section 4.05 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.07(a)(i) of the Credit Agreement.

SECTION 4.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.07. Waivers; Amendment. (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

7

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.01 of the Credit Agreement.

SECTION 4.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

SECTION 4.09. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

8

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Jurisdiction; Consent to Service of Process. (a) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York state or federal court referred to in paragraph (a) of this Section 4.12. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 4.13. Termination or Release. (a) This Agreement and the guarantees provided hereby shall terminate when all the Obligations (other than contingent obligations for indemnification and expense reimbursement) have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder upon (i) the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary or (ii) an event that results in such Guarantor, for legitimate business reasons, ceasing to have an obligation under Section 5.07(b) of the Credit Agreement to be a Guarantor.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) above, the Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or representation or warranty by the Agent or any Guaranteed Party. Without limiting the provisions of Section 4.05, the Borrower shall reimburse the Agent upon demand for all reasonable and documented costs and out-of-pocket expenses, including the reasonable and documented fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 4.13.

9

SECTION 4.14. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.07 of the Credit Agreement shall enter into this Agreement as a Guarantor upon becoming such a Subsidiary. Upon execution and delivery by the Agent and such Subsidiary of a Supplemental Guarantee in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREEN BRICK PARTNERS, INC.,

By

Name:
Title:

each of the subsidiaries listed on Schedule i hereto,

By

Name:
Title:

[Signature page to Guarantee Agreement with Green Brick Partners, Inc.]

CITIBANK, N.A., as Agent,

By

Name:
Title:

[Signature page to Guarantee Agreement with Green Brick Partners, Inc.]

Schedule I to the
Guarantee Agreement

GUARANTORS

1. BioFuel Energy, LLC

2. CB JENI Homes DFW LLC

3. JBGL Atlanta Development, LLC

4. JBGL Builder Finance LLC

5. JBGL Chateau, LLC

6. JBGL Exchange LLC

7. JBGL Hawthorne, LLC

8. JBGL Jamestown, LLC

9. JBGL Kittyhawk, LLC

10. JBGL Mustang LLC

11. Johns Creek 206, LLC

12. The Providence Group of Georgia, L.L.C.

13. TPG Homes at Jamestown, L.L.C.

14. TPG Homes at Three Bridges, L.L.C.

15. The Providence Group of Georgia Custom Homes, L.L.C.

16. CB Jeni Berkshire Place LLC

17. JBGL Ownership LLC

Exhibit A to the
Guarantee Agreement

SUPPLEMENTAL GUARANTEE NO. [●] (this “Supplement”) dated as of [●] to the Guarantee Agreement dated as of December 15, 2015 (as amended, amended and restated, supplemented and otherwise modified to date, the “Guarantee Agreement”), among GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each such Subsidiary individually a “Guarantor” and collectively, the “Guarantors”) and CITIBANK N.A., as agent (in such capacity, the “Agent”) for the Guaranteed Parties (as defined therein).

A.    Reference is made to the Credit Agreement dated as of December 15, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks, financial institutions and other institutional lenders from time to time party thereto (the “Lenders”) and Citibank N.A., as agent for the Lenders (in such capacity, the “Agent”).

B.     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee Agreement referred to therein, as applicable.

C.     The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Section 4.14 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

 A-2

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Capital Stock now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.02 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Agent.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name: [●]
Title: [●]
Address: [●]
Legal Name: [●]
Jurisdiction of Formation: [●]

CITIBANK, N.A., as Agent,

by

Name: [●]
Title: [●]

[Signature page to Supplemental Guarantee with Green Brick Partners, Inc.]

EXHIBIT G – [RESERVED]

EXHIBIT H - FORM OF
NEW LENDER SUPPLEMENT

Form of New Lender Supplement

Reference is made to the Credit Agreement, dated as of December 15, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders from time to time party thereto, and CITIBANK, N.A., as agent.

Upon execution and delivery of this New Lender Supplement by the parties hereto as provided in Section 2.21 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 attached hereto and shall be bound by the obligations in the Credit Agreement as a Lender and entitled to the benefits of the Credit Agreement, effective as of the Increased Facility Closing Date.

THIS NEW LENDER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This New Lender Supplement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be duly executed and delivered by their proper and duly authorized officers as of this[    ] day of [         , 201   ].

Name of Lender

by

Name:
Title:

Accepted and agreed:

GREEN BRICK PARTNERS, INC.,

by

Name:
Title:

CITIBANK, N.A., as Agent,

by

Name:
Title:

ATTACHMENT 1
TO EXHIBIT H

Commitment and Notice Address

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	Commitment:

EXHIBIT I-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Green Brick Partners, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Credit Advance(s) (as well as any Note(s) evidencing such Revolving Credit Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Green Brick Partners, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Green Brick Partners, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Green Brick Partners, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Credit Advance(s) (as well as any Note(s) evidencing such Revolving Credit Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Revolving Credit Advance(s) (as well as any Note(s) evidencing such Revolving Credit Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]